Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Bluejay Diagnostics, Inc. of our report dated March 10, 2022, relating to the consolidated financial statements of Bluejay Diagnostics, Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

April 19, 2022